Exhibit No. 99.1

ZVUE Appoints Ulysses S. Curry Jr. Chairman and Interim CEO

SAN FRANCISCO, CA- September 22, 2008---ZVUE Corporation (NASDAQ: ZVUE), a global digital entertainment company, today that the Company’s Board of Directors has elected Ulysses S. Curry Jr., Chairman of the Board and Interim CEO, effective September 19, 2008.

Mr. Curry, a current ZVUE board member, has over 25 years of corporate lending and financing experience with institutions including Bank of America, Citicorp, Xerox Credit Corporation, and ITT Capital. He is also the former CFO of Accuray Incorporated (NASDAQ: ARAY), where he was instrumental in the Company’s equity restructuring and capital raising efforts. He successfully implemented changes that allowed the company to achieve its operational, strategic and financial objectives.

Ulysses S. Curry Jr., Chairman of the Board and Interim CEO, commented, “I am excited to become ZVUE’s interim CEO. Although our company is going through a difficult period, we still have great opportunities in front of us, and I am looking forward to executing on those opportunities.” Mr. Curry concluded, “I would personally like to thank Jeff for his leadership and tireless efforts over the past four years to bring the Company this far, and positioning the Company for future growth, and further thank the entire board of directors who remain committed to improving shareholder value by unlocking the true value of our assets going forward.”

Jeff Oscodar, noted, “It has been my pleasure to work closely with our talented management team and board of directors of ZVUE. Over the past four years my efforts have been to build both a strong product line and valuable web assets aimed at key demographics, in an effort to build shareholder value. Even during these difficult economic times we were able to execute on our business strategy.” Mr. Oscodar concluded, “Ulysses’ efforts and expertise will be invaluable during this phase in the company’s development.”

Bill Keating, member of the Board of Directors, commented, “I would like to also extend my heartfelt gratitude to Jeff for all his efforts in helping us develop and execute our strategy. I am also thankful Ulysses has agreed to lead us during this time of transition. His insight and previous experience in assisting small public companies are exactly what we need as we continue our restructuring efforts.”

About ZVUE Corporation
ZVUE Corporation (NASDAQ: ZVUE - News) is a global digital entertainment company. Its Pospsauce Network (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Reports under the Securities Exchange Act of 1934, as amended, and the company’s Registration Statement on Form S-3/A, as amended, which was declared effective by the SEC on February 12, 2008. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

For ZVUE Corporation
Contact:
American Capital Ventures
Howard Gostfrand, 305-918-7000 (Investors)
hg@amcapventures.com